Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 30, 2012, except for Note 13 as to which the date is January 2, 2013, relating to the consolidated financial statements of Sanchez Energy Corporation, which appears in the Company’s Current Report on Form 8-K filed on January 2, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Houston, Texas
January 2, 2013